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                                                                       EXHIBIT 2

                                                                  EXECUTION COPY



                      AGREEMENT AND PLAN OF REORGANIZATION



                                     AMONG



                          NORTHERN TRUST CORPORATION,



                         HAZLEHURST MERGER CORPORATION,



                         HAZLEHURST & ASSOCIATES, INC.



                                      AND



          THE PRINCIPAL STOCKHOLDERS OF HAZLEHURST & ASSOCIATES, INC.



                         DATED AS OF DECEMBER 12, 1993

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                               TABLE OF CONTENTS
                               -----------------
                                                                            PAGE
                                                                            ----
AGREEMENT AND PLAN OF REORGANIZATION.....................................      1
ARTICLE I................................................................      1
     MERGER AGREEMENT; CLOSING...........................................      1
      1.1   Merger Agreement.............................................      1
      1.2   Effective Date...............................................      2
      1.3   Determination of Number of Shares of NTC Common Stock........      2
      1.4   Closing Date.................................................      2
      1.5   Actions at Closing...........................................      2

ARTICLE II...............................................................      3
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL
          STOCKHOLDERS...................................................      3
      2.1   Organization and Existence of the Company....................      3
      2.2   Organizational Documents; Minutes and Stock Records..........      3
      2.3   Capitalization of the Company................................      3
      2.4   Ownership of the Common Stock of the Company.................      4
      2.5   Authorization of Transactions and Agreements.................      4
      2.6   Financial Statements.........................................      4
      2.7   Undisclosed Liabilities......................................      4
      2.8   Properties and Assets........................................      5
      2.9   Insurance....................................................      5
      2.10  Litigation and Compliance with Laws..........................      5
      2.11  Significant Contracts........................................      6
      2.12  No Defaults..................................................      6
      2.13  Taxes........................................................      6
      2.14  Employee Benefit Plans.......................................      7
      2.15  Environmental Liabilities....................................      8
      2.16  No Material Adverse Changes..................................      9
      2.17  Conduct of Business in Normal Course.........................      9
      2.18  Change in Business Relationships.............................      9
      2.19  Brokers' and Finders' Fees...................................      9
      2.20  No Omissions.................................................      9
ARTICLE III 9
     REPRESENTATION AND WARRANTIES OF NTC AND MERGER CO..................      9
      3.1   Organization and Existence of NTC and Merger Co..............      9
      3.2   Capitalization...............................................     10
      3.3   Authorization of Transactions and Agreements.................     10
      3.4   SEC Filings and Financial Statements.........................     10
      3.5   Brokers' and Finders' Fees...................................     11
      3.6   No Adverse Changes; Conduct of Business in Normal Course.....     11
ARTICLE IV...............................................................     11
     ADDITIONAL AGREEMENTS...............................................     11
      4.1   Conduct of Business..........................................     11

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      4.2   Access to Information.........................................    12
      4.3   Stockholders Meeting; Proxy Statement.........................    12
      4.4   Regulatory Approval...........................................    13
      4.5   Registration Statement........................................    13
      4.6   Information to be Included in Proxy Statement and Registration
              Statement...................................................    13
      4.7   Affiliate Letters.............................................    14
      4.8   Merger Co. Stockholder Approval...............................    14
      4.9   Board of Directors' Notices and Minutes.......................    14
      4.10  Best Efforts..................................................    14
      4.11  Software Licensing Agreement..................................    14
      4.12  Company Option................................................    15
      4.13  Business Relations and Publicity..............................    15
      4.14  No Conduct Inconsistent with this Agreement...................    15
      4.15  Untrue Representations and Warranties.........................    15
      4.16  Indemnification by Stockholders...............................    15

ARTICLE V.................................................................    16
     CONDITIONS PRECEDENT TO OBLIGATIONS OF NTC AND MERGER CO.............    16
      5.1   Representations and Warranties; Performance of Agreements.....    16
      5.2   Closing Certificate...........................................    16
      5.3   Regulatory Approvals..........................................    16
      5.4   Approval of Merger and Delivery of Merger Agreement...........    16
      5.5   Effectiveness of the Registration Statement and Approval for
              Listing.....................................................    16
      5.6   No Litigation.................................................    16
      5.7   Audt..........................................................    17
      5.8   Opinion of Counsel............................................    17
      5.9   No Material Adverse Changes...................................    18
      5.10  Pooling of Interests Comfort Letter...........................    18
      5.11  Affiliate Letters.............................................    18
      5.12  Consents and Permissions......................................    18
      5.13  Comfort Letter................................................    19
      5.14  Employment Agreements.........................................    19
      5.15  Stock Options and Stockholders Agreement......................    19
      5.16  Indemnification by Stockholders...............................    19
      5.17  Other Documents...............................................    19
ARTICLE VI................................................................    19
     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE PRINCIPAL
          STOCKHOLDERS....................................................    19
      6.1   Representations and Warranties; Performance of Agreements.....    19
      6.2   Closing Certificate...........................................    20
      6.3   Regulatory Approvals..........................................    20
      6.4   Approval of Merger and Delivery of Merger Agreement...........    20
      6.5   Effectiveness of the Registration Statement...................    20
      6.6   No Litigation.................................................    20
      6.7   Opinion of Counsel............................................    20
      6.8   Tax Opinion...................................................    21

      6.9   No Adverse Changes............................................    22
      6.10  Comfort Letter................................................    22
      6.11  Employment Agreements.........................................    22
      6.12  Other Documents...............................................    22
ARTICLE VII...............................................................    22
      SURVIVAL OF REPRESENTATIONS AND INDEMNITY...........................    22
      7.1   Survival of Representations...................................    22
      7.2   Indemnification...............................................    22
      7.3   Indemnification...............................................    23
ARTICLE VIII..............................................................    24
      GENERAL.............................................................    24
      8.1   Further Assurances............................................    24
      8.2   Expenses......................................................    24
      8.3   Termination...................................................    24
      8.4   Confidential Information......................................    24
      8.5   Non-Assignment................................................    25
      8.6   Notices.......................................................    25
      8.7   Specific Performance..........................................    26
      8.8   Counterparts..................................................    26
      8.9   Entire Agreement..............................................    26
      8.10  Severability..................................................    26
      8.11  Governing Law.................................................    26

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of the 12th day of December, 1993, by and among NORTHERN TRUST CORPORATION, a Delaware corporation ("NTC"), HAZLEHURST MERGER CORPORATION, a Delaware corporation, the shares of which are all owned directly or indirectly by NTC ("Merger Co."), HAZLEHURST & ASSOCIATES, INC., a Delaware corporation (the "Company"), and those stockholders of the Company whose names appear on the signature page hereto (collectively, the "Principal Stockholders").

     WHEREAS, this Agreement provides for the merger of Merger Co. with and into the Company (the "Merger") and the conversion pursuant to the Merger of all outstanding shares of common stock of the Company into shares of common stock of NTC, all in accordance with the terms and conditions of the Merger Agreement (as hereinafter defined); and

     WHEREAS, the Principal Stockholders and the respective Boards of Directors of the parties hereto deem the Merger desirable and in the best interests of the parties and their respective stockholders; and

     WHEREAS, the parties hereto desire and intend that the Merger qualify as a reorganization in accordance with Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW THEREFORE, the parties hereby covenant and agree as follows:


                                   ARTICLE I
                           MERGER AGREEMENT; CLOSING

     1.1 MERGER AGREEMENT. The Company and Merger Co. each agree to authorize, approve and execute a merger agreement, substantially in the form attached as Exhibit A hereto (the "Merger Agreement"), in accordance with and subject to the terms, provisions and conditions of this Agreement, pursuant to which Merger Co. shall be merged with and into the Company, the separate corporate existence of Merger Co. shall cease, and the Company shall be the surviving corporation. As set forth more fully in the Merger Agreement, pursuant to the Merger:

     (a)  the certificate of incorporation of the Company, as in effect
immediately prior to the Effective   Date, shall be, from and after the
Effective Date, the certificate of incorporation of the surviving corporation;

     (b) the by-laws of Merger Co., as in effect immediately prior to the Effective Date, shall be, from and after the Effective Date, the by-laws of the surviving corporation;

     (c) the directors of Merger Co., immediately prior to the Effective Date, and Mr. James G. Pope shall be, from and after the Effective Date, the directors of the surviving corporation; and

     (d) the officers of the Company, immediately prior to the Effective Date, and Dennis Sain shall be, from and after the Effective Date, the officers of the surviving corporation.

     1.2 EFFECTIVE DATE. The Merger shall be effective on a date, mutually agreed upon by the parties and specified in a certificate of merger to be filed with the Secretary of State of the State of Delaware (the "Effective Date"), which date shall be on or after the date of filing of the properly executed certificate of merger with the Secretary of State of the State of Delaware in the manner provided for by the applicable laws of the State of Delaware.

     1.3 DETERMINATION OF NUMBER OF SHARES OF NTC COMMON STOCK. Subject to the consummation of the Merger in accordance with the terms and provisions of this Agreement and the Merger Agreement, all validly issued and outstanding shares of Common Stock of the Company (as hereinafter defined) on the Effective Date shall be converted, by virtue of the Merger, into such number of shares of common stock of NTC as shall have a market value equal to $22,500,000, determined on the basis of the unweighted average of the last-sale prices for the common stock of NTC, as reported by the National Association of Securities Dealers Automated Quotations ("NASDAQ") for the twenty trading days ending on the fifth trading day preceding the Closing (the "Closing Date Value"), but not more than 681,818, nor less than 468,750, unless the Company shall so elect pursuant to Section 4.12 hereof (before giving effect to the payment of cash in lieu of fractional shares or to any reduction in the number of shares issuable in the Merger as a result of the exercise of appraisal rights), shares of common stock of NTC. On or before the Effective Date, NTC shall authorize the issuance of and shall make available to Merger Co. a sufficient number of shares of common stock of NTC to enable Merger Co. to deliver, if and when required, the number of shares of common stock of NTC that the stockholders of the Company shall be entitled to receive as provided in this Agreement and the Merger Agreement. As provided in the Merger Agreement, no fractional shares of common stock of NTC shall be issued in the Merger, and cash shall be paid in lieu of fractional shares.

     1.4 CLOSING DATE. The consummation of the transactions contemplated by this Agreement and the Merger Agreement shall take place at a closing (the "Closing") to be held on a date which shall be mutually agreed upon by the parties (the "Closing Date"), which date shall be on the last day of the month in which all of the conditions to the Merger set forth in Sections 5.3 and 5.4 have been satisfied. In the event that any litigation of the type contemplated by Sections 5.6 or 6.6 is filed, NTC or the Company may postpone the Closing by written notice until such approvals have been obtained or such motion, appeal or litigation is resolved, but in no event shall such Closing be postponed beyond the close of business on June 30, 1994.

     1.5 ACTIONS AT CLOSING. At the Closing, the parties shall (i) exchange the various documents contemplated hereby, and (ii) cause a certificate of merger to be filed with the Secretary of State of the State of Delaware, as provided by the statutes of the State of Delaware. Upon verification that the Merger has become effective as provided by the statutes of the State of Delaware, NTC and the Company shall take all actions provided for in the Merger Agreement for delivery of common stock of NTC in exchange for the Common Stock of the Company. The Closing shall take place at 10:00 o'clock a.m., local time, on the Closing Date at the offices of Schiff Hardin & Waite, 7200 Sears Tower, Chicago, Illinois 60606, or at such other place upon which the parties may agree.

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                                  ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE PRINCIPAL STOCKHOLDERS

     This Agreement is entered into by NTC and Merger Co. upon the understanding, and the Company and the Principal Stockholders jointly and severally, with the exception of Section 2.4 hereof which is given severally by each Principal Stockholder as to his shares, represent and warrant, that the following statements are true and correct on the date of this Agreement, subject, however, to exceptions and disclosures to be made by the Company and the Principal Stockholders in the Disclosure Schedule and any other schedules to this Agreement to be delivered to NTC on or before January 15, 1994. It is acknowledged that NTC shall have the right by written notice to terminate on or before February 15, 1994, its obligations under this Merger Agreement and all related documents, without the requirement to enter into the Software Licensing Agreement described in Section 4.11 hereof, in the event that the disclosures in the Disclosure Schedule contain disclosures not already known to NTC which constitute a material adverse change in the business, income, operations, assets, liabilities, financial condition, or prospects of the Company or the value of this proposed transaction to NTC. To the best knowledge of the Principal Stockholders, on the date of this Agreement there are no material liabilities of the type required to be disclosed under the terms of this Agreement that have not been previously disclosed to NTC, or disclosed, reserved against, or accrued for in the Financial Statements (as hereinafter defined); provided, however, that this separate representation shall lapse and be of no further affect in the event NTC does not exercise its right to terminate based on the Disclosure Schedule.

     2.1 ORGANIZATION AND EXISTENCE OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power to own its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the location and character of its properties and the business conducted by it require such qualification. The Company has no subsidiaries.

     2.2 ORGANIZATIONAL DOCUMENTS; MINUTES AND STOCK RECORDS. The Company has furnished NTC with copies of the certificate of incorporation and the by-laws of the Company, in each case as amended to the date hereof, and with such other documents relating to the authority of the Company to conduct its business as NTC has requested. All such documents are complete and correct. The stock register and minute books of the Company are complete and correct in all material respects and accurately reflect all meetings, consents, and other actions of the organizers, incorporators, stockholders, board of directors, and committees of the board of directors of the Company and all transactions in the capital stock of the Company occurring since its initial organization.

     2.3 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 169,500 shares of common stock, par value $0.0125 per share (the "Common Stock of the Company"), of which 19,500 shares are designated as Class A Common Stock, 16,350 of which are issued and outstanding, and 150,000 shares are designated as Class B Common Stock, 85,351 of which are issued and outstanding. The issued and outstanding shares of Common Stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and are free of preemptive rights. Except for rights of NTC and Merger Co. under this Agreement and the shares of Common Stock of the Company to be issued prior to the Closing under the Company's bonus plan in an amount which shall not cause the total issued and outstanding shares of the Company's common stock to exceed 105,000 shares (the "Bonus Plan Shares"), there are no options, agreements, contracts, or other rights in existence to purchase or acquire from the Company any shares of capital stock of the Company, whether now or hereafter authorized or issued.

     2.4 OWNERSHIP OF THE COMMON STOCK OF THE COMPANY. Each Principal Stockholder represents and warrants separately that he is the record and beneficial owner of the number of shares of Common Stock of the Company set forth opposite his name on the signature page hereto and that he holds his shares of Common Stock of the Company free and clear of any lien, encumbrance, mortgage, pledge, security interest, or charge of any kind and has full power and authority to transfer those shares pursuant to this Agreement and to take all other steps necessary to complete the Merger.

     2.5 AUTHORIZATION OF TRANSACTIONS AND AGREEMENTS. The execution, delivery and performance of this Agreement have been duly authorized by the board of directors of the Company in accordance with the certificate of incorporation and by-laws of the Company and governing Delaware law. This Agreement constitutes the legal, valid, and binding obligations of the Company and the Principal Stockholders, enforceable against the Company and the Principal Stockholders in accordance with its terms. The Merger Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Subject to such approval by the stockholders of the Company as may be required by the laws of the State of Delaware and the certificate of incorporation and by-laws of the Company, the Company has the corporate power to execute, deliver and perform this Agreement and the Merger Agreement and to consummate the transactions herein and therein contemplated, and such execution, delivery and performance do not violate any provisions of the certificate of incorporation or by-laws of the Company or any agreement to which the Company is a party or by which the Company is otherwise bound. Except for the approval of the stockholders of the Company referred to in Sections 5.4 and 6.4 hereof, no consent of any regulatory authority or other person is required to be obtained by the Company in order to permit consummation of the Merger.

     2.6 FINANCIAL STATEMENTS. The Company has furnished NTC with true and complete copies of the following financial statements (the "Financial Statements"): (a) unaudited balance sheets of the Company as at December 31, 1992 and 1991 and the related statements of income and retained earnings for the years then ended, together with the notes thereto, and (b) an unaudited interim balance sheet of the Company as at September 30, 1993 and related statements of income and retained earnings for the nine-month period then ended. Each of the Financial Statements referred to in clauses (a) and (b) of this Section 2.6 has been prepared in conformity with generally accepted accounting principles applied on a consistent basis and presents fairly the financial position of the Company at the dates shown and the results of its operations and changes in financial position for the periods then ended. The interim Financial Statements of the Company as at, and for, the period ending September 30, 1993, include all adjustments necessary for a fair presentation of the financial position of the Company and the results of its operations for the interim period presented, subject to normal, recurring year-end adjustments that are not material and the omission of footnote disclosure.

     2.7 UNDISCLOSED LIABILITIES. The Company has no liabilities, whether accrued, absolute, contingent, or otherwise, existing or arising out of any transaction or state of facts existing on or prior to the date hereof, except
(a) as and to the extent disclosed, reflected or reserved against in the Financial Statements; (b) as and to the extent arising under contracts, commitments, transactions, or circumstances identified in the schedules provided for herein, excluding any liabilities for breaches; (c) as and to the extent incurred in the ordinary course of business since September 30, 1993, and (d) liabilities, not material in the aggregate and incurred in the ordinary course of business, which, under generally accepted accounting principles, would not be required to be reflected on a balance sheet prepared as of the date hereof. Any liabilities incurred in connection with judicial, administrative or arbitration proceedings or claims against the Company shall not be deemed to be incurred in the ordinary course of business.

     2.8 PROPERTIES AND ASSETS. The Schedule of Real Property sets forth a complete and correct description of all real property owned or leased by the Company. The Company owns, or has a valid right to use or a leasehold interest in, all real property used by it in the conduct of its business as such business has been or are now being conducted. Except as otherwise disclosed on the Schedule of Real Property, the Company's ownership or leasehold interest in such property is subject to no mortgage, pledge, lien, option, conditional sale agreement, encumbrance, security interest, title exception or restriction or claim or charge of any kind. All material certificates, licenses and permits required for the lawful use and occupancy of any real property by the Company have been obtained and are in full force and effect. The Schedule of Tangible Personal Property which sets forth a complete and correct description of all material personal property owned by the Company or used by the Company in the conduct of its business. Except as otherwise disclosed on the Schedule of Tangible Personal Property, all of said assets are owned free and clear of any liens, claims, encumbrances, or rights of others and all of said assets are in good working condition, normal wear and tear excepted. The assets reflected in the most recent of the Financial Statements or identified in this Agreement or in the schedules provided for herein include (a) all of the assets owned by the Company, except for those subsequently disposed of by the Company for fair value in the ordinary course of business, and (2) all of the assets used or intended for use by the Company in the conduct of its business.

     2.9 INSURANCE. The Schedule of Insurance sets forth a complete and correct list of all policies of insurance in which the Company is named as an insured party, which otherwise relate to or cover any assets, properties, premises, operations or personnel of the Company or which is owned or carried by the Company. The Company has in full force and effect policies of insurance issued by reputable insurance companies against loss or damage of the kinds and in the amounts identified in the policy summaries, and all premiums and costs with respect thereto are set forth in the Schedule of Insurance. There has been no notice given by any party of interest in or to any such policies claiming any breach or violation of any provisions thereof, disclaiming or denying coverage thereof or canceling or threatening cancellation of any such insurance contracts.

     2.10 LITIGATION AND COMPLIANCE WITH LAWS. The Company and its directors, officers, and employees, in connection with their activities on behalf of the Company, are in compliance in all material respects with all laws and regulations of all governmental agencies and self-regulatory agencies having jurisdiction over the business of the Company or the activities of such persons. Except as set forth in the Schedule of Litigation, there are no claims, actions, suits, or proceedings pending or, to the best knowledge of the Principal Stockholders and Company, threatened or affecting the Company or any of its officers, directors or employees (in their capacities as such), at law or in equity, or before any federal, state, municipal, or other governmental authority or any arbitrator or arbitration panel, whether by contract or otherwise, and there is no decree, judgment, order or arbitration award of any kind in existence against or restraining the Company or any of its officers, directors or employees from taking any action of any kind in connection with the business of the Company.

     2.11 SIGNIFICANT CONTRACTS. The Company has furnished to NTC a Schedule of Significant Contracts, together with true and complete copies of the documents referred to in the Schedule, which completely and accurately describes every contract, commitment, or arrangement (whether written or oral) of a material nature (or that assumes materiality because of its continuing nature) under which the Company is obligated on the date hereof, including the following:

     (a) All consulting arrangements, and contracts for professional, advisory, and other services, including contracts under which the Company performs services for others whereunder the total future payments on an annual basis are, in each instance, more than $50,000;

     (b) All leases of real estate or personal property, other than leases of personal property whereunder total future rentals are, in each instance, less than $50,000;

     (c) All contracts, commitments and agreements for the acquisition, development or disposition of real or personal property other than conditional sales contracts and security agreements whereunder total future payments are, in each instance, less than $50,000;

     (d) All contracts relating to the employment, engagement, compensation or termination of directors, officers, employees, or agents of the Company and all bonus, pension, retirement, profit sharing, stock option, stock purchase, stock appreciation, insurance or similar plans or arrangements for the benefit of any employees, officers or directors of the Company, including all Benefit Plans as defined in Section 2.14;

     (e) All loans, loan commitments, letters of credit or other financial accommodations arrangements or evidences of indebtedness, including modifications or amendments thereof, extended to or for the benefit of the Company;

     (f)  All union and other labor contracts; and

     (g) All other material contracts, made other than in the usual or ordinary course of business of the Company, to which the Company is a party or under which the Company is obligated.

     2.12 NO DEFAULTS. The Company has fulfilled and taken all action reasonably necessary to date to enable it to fulfill, when due, all of its material obligations under all contracts, commitments and arrangements to which it is a party. There are no defaults under any such contracts, commitments and arrangements, and no events have occurred that, with the lapse of time or the election of any other party, will become defaults by the Company. No breach or default by any other party under such contracts, commitments or arrangements has occurred or, to the Principal Stockholders' or the Company's knowledge, is threatened that will or could impair the ability of the Company to enforce any of its rights thereunder in any material respect.

     2.13 TAXES. All federal, state and local income, franchise, excise, real and personal property, employment and other material tax reports, returns, declarations and information statements (collectively, the "Returns") required to be filed in connection with the Company's business and operations have been timely filed, all information included in such Returns is accurate in all material respects and all taxes shown as payable by the Company on such Returns have been paid when due, including, without limitation, income, withholding, payroll, sales and use and real and personal property taxes. All Returns covering periods through the fiscal year ended

December 31, 1992, have been filed and adequate provisions for taxes (including any penalties and interest) have been made on the books of the Company and on the most recent Financial Statements. The Principal Stockholders and, to the best knowledge of the Company and the Principal Stockholders, the other stockholders of the Company have properly included, and paid, or received an extension of time in accordance with applicable law for the filing of returns relating to, all applicable taxes with respect to their distributive shares of the Company's income in respect of such Returns. There are no pending tax audits of the Company or any of its stockholders who own in excess of 2% of the shares of Common Stock of the Company relating to the Company's business and operations and neither the Company or any of its stockholders who own in excess of 2% of the shares of Common Stock of the Company has given any waiver or extension (that continues in effect) of any period of limitation governing the time of assessment or collection of any such taxes, nor has the Company or any of the Principal Stockholders received any notice of any proposed deficiency relating to the Company's business and operations for any duty, tax, assessment or governmental charge, and there are no pending claims with respect thereto.

     2.14  EMPLOYEE BENEFIT PLANS.

     (a) The Schedule of Significant Contracts sets forth a complete and accurate list of each employee benefit plan within the meaning of Section 3(3) of ERISA (the "ERISA Plans"), each compensation, consulting, employment or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, life, health, disability or other insurance or benefit, bonus, deferred or incentive compensation, severance or separation, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees or former employees of the Company which the Company or any ERISA Affiliate (as defined below) of the Company maintains or contributes to (or maintained or contributed to since January 1, 1987) or to which the Company or any ERISA Affiliate of the Company is a party or by which it is otherwise bound (collectively, together with the ERISA Plans, the "Benefit Plans"). No Benefit Plan is a "defined benefit plan" (as defined in Section 414(j) of the Code). The term "ERISA Affiliate" shall mean with respect to any person, any trade or business (whether or not incorporated) which, (i) together with such person, is under "common control" as described in Section 414(c) of the Code and the Consolidated Omnibus Budget Reconciliation Act and regulations or interpretations thereunder, or (ii) is a member of a "controlled group," as defined in Section 414(b) of the Code, which includes such person.

     (b) The Company has not entered into and does not maintain any Benefit Plan which includes any change of control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of the Company or any other increase in the liabilities of the Company under such Benefit Plan as a result of the transactions contemplated by this Agreement.

     (c) Neither the Company nor any ERISA Affiliate of the Company maintains or has ever maintained or participates or has ever participated in a multiemployer plan within the meaning of Section 3(37) of ERISA. Neither the Company nor any ERISA Affiliate of the Company nor any director or employee of any of the foregoing, nor any fiduciary of any ERISA Plan has engaged in any transaction in violation of Section 406 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 408(b) of ERISA or Section 4975(d) of the Code in connection with such ERISA Plan. Neither the Company nor any ERISA Affiliate of the Company provides or has ever provided medical benefits to former employees, except as required by Section 601 of ERISA.

     (d) Each ERISA Plan that is intended to qualify under Section 401 and related provisions of the Code is the subject of a determination letter from the Internal Revenue Service to the effect that it is so qualified under the Code and that its related funding instrument is tax-exempt under Section 501 of the Code.

     (e) Except as provided in Schedule 2.14, each Benefit Plan is, and since its inception, has been administered in material compliance with its terms and with all applicable laws, rules and regulations governing such Benefit Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the PBGC and the Internal Revenue Service under ERISA, the Code or any other applicable law. None of the Company or any fiduciary with respect to any Benefit Plan has breached any of the responsibilities, obligations or duties imposed on it by ERISA.

     (f) There is no litigation, claim or assessment pending or, to the best knowledge of the Principal Stockholders and the Company, threatened by, on behalf of, or against any of the Benefit Plans or against the administrators or trustees or other fiduciaries of any of the Benefit Plans that alleges a violation of applicable state or federal law. To the best knowledge of the Principal Stockholders and Company, there is no basis for any such litigation, claim or assessment.

     (g) All accrued contributions and other payments to be made by the Company to any Benefit Plan through the date hereof have been made or reserves adequate for such purposes have been set aside therefor and reflected in the Financial Statements. The Company is not in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. There are no outstanding liabilities with respect to any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

     2.15  ENVIRONMENTAL LIABILITIES.   The Company is in compliance in all
material respects with all applicable federal, state, county and municipal laws, regulations, authorizations, licenses, approvals, permits and orders relating to air, water, soil, solid waste management, Hazardous Substances (as defined below), or the protection of health or the environment (collectively, the "Environmental Laws"). There are no claims, actions, suits or proceedings pending or, to the best knowledge of the Principal Stockholders and the Company, threatened against, or involving, the Company under any of the Environmental Laws (whether by reason of any failure to comply with any of the Environmental Laws or otherwise). No decree, judgment or order of any kind under any of the Environmental Laws has been entered against the Company. There has not been a Release on any property owned or leased by the Company of any Hazardous Substance, and neither the Company nor the Principal Stockholders has received any notification from any governmental entity that as to any property owned or leased by the Company or any business and activities conducted on any such property, there exists or has occurred a violation of applicable environmental laws or potential liability for Release of Hazardous Substances. For purposes of this Section 2.15, "Hazardous Substance" shall mean a hazardous or toxic substance (as defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended) and petroleum, including crude oil or any fraction thereof, but excluding underground crude oil in its natural unrefined state, prior to its initial extraction, and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or other disposal in any amount into or onto the air, ground or surface water, land, or other parts of the environment, however caused.

     2.16 NO MATERIAL ADVERSE CHANGES. Other than as specifically disclosed in this Agreement, the Financial Statements, the schedules delivered pursuant to this Agreement or the documents referred to in this Agreement as having been delivered to NTC, or as otherwise heretofore disclosed in writing to NTC by the Company, there has not occurred (1) any material adverse change since September 30, 1993 in the business, income, operations, assets, liabilities, financial condition, or prospects of the Company, or (2) any condition (other than general economic or competitive conditions), event, circumstance, fact, or other occurrence, whether occurring before or since September 30, 1993 that may reasonably be expected to have or result in such a material adverse change (collectively, a "Company Material Adverse Change").

     2.17 CONDUCT OF BUSINESS IN NORMAL COURSE. Since September 30, 1993, the business of the Company has been conducted only in the ordinary and usual course consistent with past practice and with the restrictions set forth in Section 4.1 (as though such restrictions had been in force and effect throughout such period).

     2.18 CHANGE IN BUSINESS RELATIONSHIPS. Neither the Company nor the Principal Stockholders have notice or reason to believe, whether on account of the transactions contemplated by this Agreement or otherwise, that (a) any customer, agent, representative or supplier of the Company intends to discontinue, diminish or change its relationship with the Company, the effect of which would be material to the business of the Company, or (b) any executive officer or key employee of the Company intends to terminate or substantially alter the terms of his or her employment.

     2.19 BROKERS' AND FINDERS' FEES. The Company has not incurred any liability for brokerage commissions, finders' fees, or like compensation with respect to the transactions contemplated hereunder.

     2.20 NO OMISSIONS. None of the Statements of Essential Facts contained in Article II and none of the representations, warranties and covenants of the Company or the Principal Stockholders contained herein or in the schedules provided for herein or in the Financial Statements is false or misleading in any material respect or omits to state a fact herein or therein necessary to make such statements not misleading in any material respect.


                                  ARTICLE III
              REPRESENTATION AND WARRANTIES OF NTC AND MERGER CO.

     This Agreement is entered into by the Company and the Principal Stockholders upon the understanding, and NTC and Merger Co. jointly and severally represent and warrant, that the following statements are true and correct on the date of this Agreement.

     3.1  ORGANIZATION AND EXISTENCE OF NTC AND MERGER CO.   NTC and Merger Co.
are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of NTC and Merger Co. has the corporate power to own its own properties and to carry on its business as it is now being conducted, and each is duly qualified and in good standing as a foreign corporation in each jurisdiction where the location and character of its properties and the business conducted by it require such qualification.

     3.2  CAPITALIZATION.

     (a) The authorized capital stock of NTC consists of (a) 140,000,000 shares of common stock, par value $1.66 2/3 per share, of which 53,142,573 shares were issued and out-standing as of November 30, 1993, and (b) 10,000,000 shares of Preferred Stock, of which 51,200 shares are issued and outstanding;

     (b) The authorized capital stock of Merger Co. consists of 1,000 shares of common stock, par value $1.00 per share, all of which are issued and outstanding and are owned of record and beneficially by NTC; and

     (c) The shares of common stock of NTC deliverable pursuant to this Agreement and the Merger Agreement will be duly authorized and, upon issuance and delivery in accordance with the terms hereof and thereof, will be validly issued, fully paid, and nonassessable, with no liability attaching to the ownership thereof arising from NTC or Merger Co., and such shares will have been registered under the Securities Act of 1933 (the "Securities Act") and approved for listing on the NASDAQ National Market System.

     3.3 AUTHORIZATION OF TRANSACTIONS AND AGREEMENTS. The execution, delivery, and performance of this Agreement have been duly authorized by the boards of directors of NTC and Merger Co. in accordance with their respective certificates of incorporation and by-laws and governing statutes. This Agreement constitutes, and the Merger Agreement will constitute, the legal, valid and binding obligations of NTC and Merger Co., enforceable against each of them in accordance with their respective terms. Approval thereof by the stockholders of NTC is not required by law or by the rules of the National Association of Securities Dealers, Inc. (the "NASD"). Both NTC and Merger Co. have the corporate power to execute, deliver and perform this Agreement and the Merger Agreement and to consummate the transactions herein and therein contemplated, and such execution, delivery and performance do not violate any provisions of the respective certificates of incorporation or by-laws of NTC or Merger Co., or any agreement to which either NTC or Merger Co. is a party or by which either NTC or Merger Co. is otherwise bound. Except for the regulatory approval referred to in Section 4.4 hereof, approval of the sole stockholder of Merger Co. referred to in Section 4.8 hereof, the registration of the offer and sale of the common stock of NTC to be issued pursuant to the Merger under the Securities Act, the registration or qualification of the common stock of NTC under any applicable state securities or "blue sky" laws, and the filing with the NASD of prior notice of the issuance of additional shares of common stock of NTC, no consent of any governmental authority or other person is required to be obtained, and no prior notice to any governmental authority or other person is required to be given, by NTC or Merger Co. in order to permit consummation of the Merger.

     3.4  SEC FILINGS AND FINANCIAL STATEMENTS.

     (a) NTC has heretofore delivered to the Company copies of NTC's (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1992, (ii) 1992 Annual Report to Shareholders, (iii) Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1993 and September 30, 1993, and (iv) all other reports, registration statements and other documents filed by NTC with the Securities and Exchange Commission (the "Commission") since December 31, 1992 (collectively, the "NTC Filings"). Since December 31, 1992, NTC has timely filed all reports, registration statements and other documents required to be filed with the Commission under the rules and regulations of the Commission, and all such reports, registration statements and other documents have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"). As of their respective filing and effective dates, none of such reports, registration statements or other documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The audited consolidated financial statements and unaudited interim financial statements of NTC contained or incorporated by reference in the NTC Filings have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and, together with the notes thereto, present fairly the consolidated financial position of NTC and its subsidiaries at the dates shown and the consolidated results of their operations, changes in stockholders' equity and cash flows for the periods then ended. The unaudited interim financial statements as at, and for, the periods ending June 30, 1993 and September 30, 1993 include all adjustments necessary for a fair presentation of the financial position of NTC and its subsidiaries and the results of their respective operations for the interim periods presented, subject to normal, recurring year-end adjustments and the omission of footnote disclosure.

     3.5 BROKERS' AND FINDERS' FEES. Neither NTC nor Merger Co. has incurred any brokerage commissions, finders' fees or like compensation with respect to the transactions contemplated hereby.

     3.6 NO ADVERSE CHANGES; CONDUCT OF BUSINESS IN NORMAL COURSE. Other than as specifically disclosed in this Agreement, the NTC Filings or any other documents referred to in this Agreement as having been delivered to the Company, there has not occurred (1) any material adverse change since September 30, 1993 in the business, income, operations, assets, liabilities, financial condition or prospects of NTC, or (2) any condition (other than general economic or competitive conditions), event, circumstance, fact or other occurrence, whether occurring before or since September 30, 1993, that may reasonably be expected to have or result in such a material adverse change. Since September 30, 1993 the business of NTC has been conducted only in the ordinary and usual course consistent with past practice or in a manner approved by the appropriate regulatory authorities.


                                   ARTICLE IV
                             ADDITIONAL AGREEMENTS

     4.1  CONDUCT OF BUSINESS.   Except as  otherwise contemplated in this
Agreement, the Company shall conduct its business in the usual and ordinary course consistent with past practice. Without limiting the foregoing, except as otherwise contemplated in this Agreement or with the prior written consent of NTC, (a) no change shall be made in the certificate of incorporation or by-laws of the Company; (b) no change shall be made in the capitalization of the Company or in the number of issued and outstanding shares of the Company, except for any Company repurchases of shares of Common Stock of the Company pursuant to the terms of the Stockholder Agreement dated July 31, 1987, and for the issuance of the Bonus Plan Shares; (c) the compensation or benefits of officers or key employees of the Company shall not be increased and no bonuses shall be paid except for normal and customary increases made or bonuses paid or accrued or booked on or before September 30, 1993 in accordance with past practices; (d) except for a normal year-end dividend of $880,000 in the aggregate, no dividends or other distributions shall be declared or paid by the Company;(e) the Company shall use its best efforts to maintain its present insurance coverage in respect to its properties and business; (f) no significant changes shall be made in the general nature of the business conducted by the Company; (g) no employment, consulting, or other similar agreements shall be entered into by the Company that are not terminable by the Company on 30 days' notice or less without penalty or obligation, except for contracts with existing or new clients of the Company and normal maintenance contracts of the Company entered into in the ordinary course consistent with past practice; (h) the Company shall not take any action that would result in a termination, partial termination, curtailment, discontinuance of a Benefit Plan or merger of any Benefit Plan into another plan or trust; (i) the stockholders owning in excess of 2% of the shares of Common Stock of the Company shall file all Returns in a timely manner and shall not make any application for or consent to any extension of time for filing any Return or any extension of the period of limitations applicable thereto; (j) the Company shall not make any expenditure for fixed assets in excess of $125,000 for any single item, or $500,000 in the aggregate, or enter into leases of fixed assets having an annual rental in excess of $100,000; (k) the Company shall not incur any liabilities or obligations, make any commitments or disbursements, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction except in the ordinary course consistent with past practices; (l) the Company shall not do or fail to do anything that will cause a breach of, or default under, any contract, agreement, commitment, obligation, appointment, plan, trust or other arrangement to which the Company is a party or by which the Company is otherwise bound; and (m) no changes of a material nature shall be made in the Company's accounting procedures, methods, policies or practices or the manner in which the Company maintains its records.

     4.2 ACCESS TO INFORMATION. To the extent permissible under law, the Company and the Principal Stockholders shall (a) give NTC and its representatives full access to further information (including, but not limited to, records, files, correspondence, tax work papers and audit work papers) with respect to the Company (but specifically excluding any individual tax returns of the Company's stockholders); and (b) furnish to NTC and its representatives, as soon as they become available, all month-end balance sheets and profit and loss statements of the Company, internal and external audit reports of the Company and such other reports relating to the Company that NTC may reasonably request. NTC shall use such information solely for the purpose of conducting business, legal and financial reviews of the Company and for such other purposes as may be related to this Agreement. NTC shall maintain the confidentiality of all such information (other than information which is in the public domain or otherwise ascertainable from public or outside sources) except to the extent that disclosure is required by judicial process or governmental or regulatory authorities in which case NTC shall give the Company and the Principal Stockholders prompt notice in order that they may seek to obtain a protective order. Pending the Closing, representatives of NTC shall be given full access to the Company's business activities and afforded the opportunity to observe its business activities and consult with its directors and officers regarding the same on an ongoing basis.

     4.3 STOCKHOLDERS MEETING; PROXY STATEMENT. As soon as practicable after the Registration Statement is declared effective, and in no event later than March 7, 1994, the Company shall call and hold a special meeting of the stockholders of the Company (the "Stockholders Meeting") to act upon and consider the Merger and the Merger Agreement in accordance with the certificate
of incorporation and by-laws of the Company and applicable Delaware law.   Prior
to the Stockholders Meeting, the Company will prepare and distribute to its stockholders a definitive proxy statement (the "Proxy Statement") that will comprise part of the Registration Statement (as defined in Section 4.5 hereof). The Proxy Statement shall contain (a) such information as is required to be included in the Registration Statement and (b) such additional information as NTC deems reasonably necessary so that the Proxy Statement may be included as part of the Registration Statement. NTC shall furnish to the Company such information relating to it and its affiliates and the transactions contemplated in this Agreement and the Merger Agreement and such further information as may be necessary or as may be reasonably requested by the Company for use in the Proxy Statement. The Company shall furnish NTC and its counsel with a copy of the Proxy Statement in advance of mailing and a reasonable time prior to the proposed date on which the Registration Statement is to be filed with the Commission, and the Company shall make such changes to the Proxy Statement as NTC deems necessary to permit the Proxy Statement to be included in the Registration Statement. The Company shall not mail or otherwise furnish or publish to its stockholders any proxy solicitation material or other material relating to the Merger or the Merger Agreement that might constitute a "prospectus" within the meaning of the Securities Act other than the Proxy Statement. The Company, acting through its board of directors, shall recommend to the stockholders of the Company that they vote their shares in favor of the Merger and the Merger Agreement and shall reflect such recommendation in the Proxy Statement. The Company shall take all lawful action to solicit proxies for and otherwise obtain stockholder approval of the Merger and Merger Agreement. The Principal Stockholders agree to vote their shares in favor of the Merger at the meeting and any adjournment thereof.

     4.4 REGULATORY APPROVAL. NTC and Merger Co. will, as soon as practicable, file with the Federal Reserve Board an application for, and use their best efforts to obtain, approval of the transactions contemplated by this Agreement and the Merger Agreement under the Bank Holding Company Act of 1956, as amended, upon such terms and conditions as are satisfactory to NTC. The Company and the Principal Stockholders shall cooperate fully in the process of obtaining such approval.

     4.5 REGISTRATION STATEMENT. As soon as reasonably practicable after the date hereof, NTC shall prepare and file with the Commission a Registration Statement registering under the Securities Act the offer and sale of the shares of common stock of NTC to be issued in the Merger (the "Registration Statement"). NTC shall use its best efforts to have the Registration Statement declared effective and shall maintain such effectiveness until immediately after the Effective Date. The Company shall cooperate with NTC in the preparation, filing and process of securing the effectiveness of the Registration Statement and shall furnish to NTC such information relating to it and its affiliates and the transactions contemplated in this Agreement and the Merger Agreement and such further and supplemental information as may be necessary or as may be reasonably requested by NTC for use in the Registration Statement. NTC will use its best efforts to obtain all necessary blue sky permits and approvals required to permit the issuance of common stock of NTC in the Merger and to obtain approval for listing the shares of common stock of NTC to be issued in the Merger on the NASDAQ National Market System.

     4.6 INFORMATION TO BE INCLUDED IN PROXY STATEMENT AND REGISTRATION STATEMENT. None of the information furnished by NTC, Merger Co. or the Company for inclusion in the Registration Statement, the Proxy Statement, or any other document filed with the Commission or any state securities commission, at the respective times at which such documents are filed with the Commission or such state securities commission or, in the case of the Registration Statement, when it becomes effective, or in the case of the Proxy Statement, when mailed or at the time of the Stockholders Meeting, shall be false or misleading with respect to any material fact or shall omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

     4.7 AFFILIATE LETTERS. The Company shall provide NTC with such information as may be reasonably necessary to determine the identity of those persons who may be deemed to be "affiliates" of the Company within the meaning of Rule 145 (or any successor rule) promulgated by the Commission under the Securities Act or within the meaning of Commission Staff Accounting Bulletin No. 65 (interpreting certain requirements for treating a business combination as a pooling of interests) and a list of those persons whom the Company believes may be deemed to be affiliates. Within 45 days of the execution of this Agreement, the Company will obtain and deliver to NTC affiliate letters, substantially in the form of Exhibit B to this Agreement, from each of the directors, principal officers, or holders of five percent or more of the outstanding shares of the Common Stock of the Company and from any persons who, in the opinion of counsel for NTC, may be deemed to be affiliates within the meaning of Rule 145 or Commission Staff Accounting Bulletin No. 65.

     4.8 MERGER CO. STOCKHOLDER APPROVAL. NTC, as the owner of all of the outstanding shares of capital stock of Merger Co., shall cause this Agreement, the Merger Agreement and the transactions contemplated herein and therein to be approved by the sole stockholder of Merger Co. in accordance with the laws of the State of Delaware.

     4.9 BOARD OF DIRECTORS' NOTICES AND MINUTES. To the extent permissible under law, the Company shall promptly transmit to NTC copies of all notices, minutes, consents and other materials that the Company provides to its directors, except for legal advice and for deliberations and information as to this proposed transaction. NTC agrees to hold all such information in confidence and trust and to act in a fiduciary manner with respect to such information.

     4.10 BEST EFFORTS. The parties hereto shall use their best efforts in good faith to satisfy the various conditions to Closing and to consummate the Merger as soon as practicable. None of the parties hereto will intentionally take or intentionally permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of the representations contained herein to be or become untrue.

     4.11  SOFTWARE LICENSING AGREEMENT.  In the event that notwithstanding
Section 4.10 hereof any of the various conditions to closing shall fail to be satisfied by June 30, 1994 (or such later date agreed to by the Boards of Directors of NTC and the Company) and provided such failure is not the result of a Company Material Adverse Change, the parties will, in lieu of consummating the Agreement upon the terms contemplated herein, enter into a Software Licensing Agreement pursuant to which the Company will lease all of the software it uses in the conduct of its business to NTC and will provide the expertise necessary to operate such software for a period of five years from the date of such agreement at an annual minimum cost of $1,500,000. During such period, the parties will continue to use their best efforts to consummate the acquisition of the Company by NTC upon mutually agreeable terms. In the event the parties enter into a Software Licensing Agreement as described in this Section 4.11, the Company will grant NTC a right of first refusal to acquire the Company in the event it receives a third party acquisition offer upon terms substantially similar to those set forth in such third party offer. NTC represents that it needs no regulatory approval or other consent or authorization not already obtained to enter into the Software Licensing Agreement.

     4.12 COMPANY OPTION. Notwithstanding Section 1.3 hereof, in the event the Closing Date Value shall be less than $33 per share, the Company may elect for the Company's stockholders to receive in the aggregate such number of shares of NTC common stock as shall have a market value equal to $22,500,000, derived by using a valuation of NTC's common stock of $33 per share. In the event the Closing Date Value shall be more than $48 per share, the Company may elect for the Company's stockholders to receive in the aggregate such number of shares of NTC common stock as shall have a market value equal to $22,500,000, derived by using the Closing Date Value, notwithstanding that it is in excess of $48 per share.

     4.13 BUSINESS RELATIONS AND PUBLICITY. The Company and the Principal Stockholders will use their best efforts to preserve the reputation and relationship of the Company with suppliers, clients, customers, employees, and others having business relations with the Company. No press release or other communication in connection with or relating to this Agreement or the transactions contemplated hereby (other than communications with appropriate regulatory authorities) shall be issued or made except as mutually agreed upon; provided that NTC, after consultation with the Company and the Principal Stockholders, may make such disclosures concerning the transactions provided for herein as NTC believes are required by the Exchange Act.

     4.14 NO CONDUCT INCONSISTENT WITH THIS AGREEMENT. The Company and the Principal Stockholders shall not (a) offer or sell, or negotiate with or entertain any proposals from any other person for any such offer or sale of, any shares of the capital stock of the Company, or (b) negotiate with or entertain any proposals from any other person for any other transaction wherein the business or substantially all of the properties of the Company would be acquired, directly or indirectly, by any party other than NTC or a subsidiary of NTC, except, in each case, (i) upon the termination of this Agreement pursuant to Section 8.3, (ii) with the prior written consent of NTC, or (iii) pursuant to a written direction from any regulatory authority.

     4.15 UNTRUE REPRESENTATIONS AND WARRANTIES. During the term of this Agreement, if any party becomes aware of any facts or of the occurrence or impending occurrence of an event which would cause one or more of the representations and warranties of such party contained in this Agreement to be or become untrue as of the Closing Date then:

     (a) such party shall immediately give detailed written notice thereof to the other party; and

     (b) such party shall use reasonable efforts to change such facts or events to make such representations and warranties true, unless the same shall have been waived in writing by the other party.

     4.16 INDEMNIFICATION BY STOCKHOLDERS. The Company will use its best efforts to obtain by December 31, 1993 the signatures of stockholders of the Company owning such number of shares as will, when added to the total number of shares owned by the Principal Stockholders, equal at least 90% of the issued and outstanding shares of Common Stock of the Company, committing such stockholders to be bound by 7.2 hereof.

                                   ARTICLE V
           CONDITIONS PRECEDENT TO OBLIGATIONS OF NTC AND MERGER CO.

     Unless the conditions are waived by NTC or Merger Co., all obligations of NTC and Merger Co. under this Agreement are subject to the fulfillment, on or prior to the Closing, of each of the following conditions:

     5.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. The representations and warranties contained in Article II of this Agreement and any representations or warranties of the Company and the Principal Stockholders contained herein or in any documents, certificates, or schedules delivered by, or on behalf of, the Company to NTC pursuant to this Agreement shall be true and correct in all material respects at the Closing as though made on the Closing Date, in each case to the reasonable satisfaction of NTC, and the Company and the Principal Stockholders shall have performed all agreements herein required to be performed by it on or prior to the Closing.

     5.2 CLOSING CERTIFICATE. NTC shall have received a certificate signed by the Principal Stockholders and the Chief Executive Officer of the Company and dated as of the Closing Date, certifying in such detail as NTC may reasonably request as to the fulfillment of the conditions to the obligations of NTC and Merger Co. as set forth in this Agreement and required to be fulfilled by the Company on or before the Closing.

     5.3 REGULATORY APPROVALS. NTC and Merger Co. shall have duly obtained the approval of the Federal Reserve Board referred to in Section 4.4 upon such terms and conditions as are satisfactory to NTC, and there shall be no motion for rehearing or appeal from such approval or commencement of any suit or action seeking to enjoin the transactions provided for herein or to obtain substantial damages in respect of them.

     5.4 APPROVAL OF MERGER AND DELIVERY OF MERGER AGREEMENT. The Merger Agreement and the transactions contemplated therein shall have been approved by the vote of the stockholders of the Company at a meeting called and held in accordance with the laws of the State of Delaware and the certificate of incorporation and by-laws of the Company. The proper officers of the Company shall have executed and delivered to Merger Co. copies of the Merger Agreement and of the certificate of merger, in form suitable for filing with the Secretary of State of the State of Delaware, and shall have executed and delivered all such other certificates, statements, or instruments as may be necessary or appropriate to effect such filings. Not more than 10% of the shares of the Common Stock of the Company shall be subject to exercises of appraisal rights by the holders thereof in accordance with Section 262 of the Delaware General Corporation Law (the "DGCL").

     5.5 EFFECTIVENESS OF THE REGISTRATION STATEMENT AND APPROVAL FOR LISTING. The Registration Statement shall have become effective with respect to the shares of common stock of NTC to be issued in the Merger, and no stop order suspending the effectiveness of such Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or threatened.The shares of NTC common stock to be issued in the Merger shall have been approved for listing on the NASDAQ National Market System.

     5.6 NO LITIGATION. No suit or other action shall have been instituted or threatened seeking to enjoin the consummation of the transactions contemplated herein or in the

Merger Agreement or to obtain other relief in connection with this Agreement, the Merger Agreement or the transactions contemplated herein or therein that NTC believes, in good faith and with the advice of counsel, makes it undesirable or inadvisable to consummate the Merger by reason of the probability that the proceeding would result in the issuance of an order enjoining the Merger or in a determination that the Company has failed to comply with applicable legal requirements of a material nature in connection with the Merger or actions preparatory thereto or would have a material adverse effect on the future conduct of the business of the Company.

     5.7 AUDIT. NTC and Arthur Andersen & Co. shall have had an adequate opportunity to conduct such a review or examination of the financial condition, assets, liabilities, results of operation and business of the Company as NTC shall deem prudent, and such review or examination shall not have disclosed matters that are inconsistent in any material respect with the representations and warranties of the Company and the Principal Stockholders contained in this Agreement.

     5.8 OPINION OF COUNSEL. NTC shall have received the opinion of Alston & Bird, counsel for the Company, dated as of the Closing Date, and in form satisfactory to NTC and its counsel, to the effect that:

     (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has the corporate power to own its own properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing as a foreign corporation in the States of Georgia and Washington. To the best knowledge of such counsel, the Company has no subsidiaries.

     (b) The authorized capital stock of the Company consists of 169,500 shares of common stock, par value $0.0125 per share, of which 19,500 shares are designated as Class A Common Stock, 16,350 of which are issued and outstanding, and 150,000 shares are designated as Class B Common Stock, 85,351 of which are issued and outstanding. The issued and outstanding shares of Common Stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and are free of preemptive rights. Except for rights of NTC and Merger Co. under this Agreement, or matters disclosed herein, to the best knowledge of such counsel, there are no options, agreements, contracts, or other rights in existence to purchase or acquire from the Company any shares of capital stock of the Company, whether now or hereafter authorized or issued.

     (c) The execution, delivery and performance of this Agreement and the Merger Agreement, and the transactions contemplated herein and therein, have been duly authorized by the board of directors of the Company and, in the case of the Merger Agreement, by the stockholders of the Company, these being the only corporate authorizations required under the Company's certificate of incorporation and by-laws and the laws of the State of Delaware. This Agreement and the Merger Agreement constitute the legal, valid, and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors generally and to general principles of equity.

     (d) The execution, delivery and performance of this Agreement and the Merger Agreement do not violate any provisions of the certificate of incorporation or by-laws of the Company, any provision of applicable law or the regulations thereunder or, to the best knowledge of such counsel, any contract or agreement to which the Company is a party or by which the Company is otherwise bound that would prohibit consummation of the transactions contemplated by this Agreement and the Merger Agreement in the manner herein and therein contemplated.

     (e) To the best knowledge of such counsel, there are no claims, actions, suits, or proceedings pending or threatened against the Company, at law or in equity, or before any federal, state, municipal, or other governmental authority, or before any arbitrator or arbitration panel, whether by contract or otherwise, or any decrees, judgments, or orders of any kind in existence en-joining or restraining the Company or any of its directors, officers, or employees from taking action of any kind in connection with the business of the Company.

     (f) There are no actions, suits, or proceedings, pending or, to the best knowledge of such counsel after reasonable investigation, threatened against the Company to enjoin consummation of the Merger of the Company and Merger Co. or to obtain other relief in connection with this Agreement or the transactions contemplated hereby.

     (g) No facts have come to the attention of such counsel that lead it to believe that the Proxy Statement, at the time of mailing to the stockholders of the Company, at the date of the Stockholders Meeting or at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     In rendering its opinion, such counsel may rely as to matters of fact upon such certificates of the officers of the Company or governmental officials as such counsel deems appropriate.

     5.9 NO MATERIAL ADVERSE CHANGES. There shall not have occurred since the date of this Agreement any Company Material Adverse Change.

     5.10 POOLING OF INTERESTS COMFORT LETTER. NTC shall have received a letter from Arthur Andersen & Co., in form satisfactory to NTC, approving the accounting treatment of the Merger as a "pooling of interests" in accordance with generally accepted accounting principles as of a date not more than five business days prior to the Closing Date.

     5.11 AFFILIATE LETTERS. Not later than 45 days following the date of execution of this Agreement, NTC shall have received affiliate letters, substantially in the form attached hereto as Exhibit B, from each of the directors, principal officers, or holders of five percent or more of the outstanding shares of the Common Stock of the Company and from any persons who, in the opinion of counsel for NTC, may be deemed to be "affiliates" within the
meaning of Rule 145 under the Securities Act or   Commission Staff Accounting
Bulletin No. 65, pursuant to which such affiliates shall agree, among other things, not to make any sale, transfer or other disposition of (a) shares of capital stock of the Company or NTC within 30 days prior to the Merger, and (b) shares of common stock of NTC issued in the Merger prior to the publication by NTC of the financial results of the combined operations of NTC and the Company covering a period of at least 30 days after the Merger.

     5.12 CONSENTS AND PERMISSIONS. The Company shall have obtained all such written consents, permissions and approvals as are required under any agreements, contracts, appointments, indentures, plans, trusts or other arrangements with third parties required to effect the transactions contemplated by this Agreement and the Merger Agreement.

     5.13 COMFORT LETTER. NTC shall have received from Price Waterhouse & Co. "comfort letters" dated the date of mailing of the Proxy Statement and the Effective Date, covering matters customary to transactions such as the Merger and in form and substance reasonably satisfactory to NTC.

     5.14 EMPLOYMENT AGREEMENTS. The Company shall have entered into Employment Agreements with Messrs. James G. Pope, R. David Parsons, David M. Gladstone, and any other person mutually agreed to by NTC and the Company, substantially in the form attached hereto as Exhibit C and dated as of the Closing Date. On the Closing Date, each of such persons shall each be active in the management of the Company and capable of performing their duties under their respective Employment Agreements.

     5.15 STOCK OPTIONS AND STOCKHOLDERS AGREEMENT. All options, agreements, contracts and other rights to purchase or acquire from the Company any shares of capital stock of the Company that are unexercised as of the date of this Agreement shall have been cancelled on terms satisfactory to NTC. The Stockholders Agreement dated July 31, 1987 shall have been terminated to the extent necessary to consummate the transactions contemplated hereby.

     5.16 INDEMNIFICATION BY STOCKHOLDERS. The Company shall have obtained the signatures of stockholders of the Company owning such number of shares as will, when added to the total number of shares owned by the Principal Stockholders, equal at least 90% of the issued and outstanding shares of Common Stock of the Company, committing such stockholders to be bound by 7.2 hereof.

     5.17 OTHER DOCUMENTS. NTC shall have received at the Closing such other customary documents, certificates, or instruments as it may have reasonably requested evidencing compliance by the Company and the Principal Stockholders with the terms and conditions of this Agreement.


                                   ARTICLE VI
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
                     COMPANY AND THE PRINCIPAL STOCKHOLDERS

     Unless the conditions are waived by the Company and the Principal Stockholders, all obligations of the Company and the Principal Stockholders under this Agreement are subject to the fulfillment, on or prior to the Closing, of each of the following conditions:

     6.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. The representations and warranties contained in Article III of this Agreement and any representations or warranties of either NTC or Merger Co. contained herein or in any documents, certificates, or schedules delivered by them or on their behalf to the Company pursuant to this Agreement shall be true and correct in all material respects at the Closing as though made on the Closing Date, in each case to the reasonable satisfaction of the Company and the Principal Stockholders, and NTC and Merger Co. shall have performed all agreements herein required to be performed by them on or prior to the Closing.

     6.2 CLOSING CERTIFICATE. The Company and the Principal Stockholders shall have received certificates signed by the Chairman, President and Chief Executive Officer, a Senior Executive Vice President, an Executive Vice President or a Senior Vice President of NTC and by the President and any Vice President of Merger Co., each dated as of the Closing Date, certifying in such detail as the Company and the Principal Stockholders may reasonably request, as to the ful-fillment of the conditions to the obligations of the Company and the Principal Stockholders as set forth in this Agreement.

     6.3 REGULATORY APPROVALS. NTC and Merger Co. shall have duly obtained the approval of the Federal Reserve Board referred to in Section 4.4 and there shall be no motion for rehearing or appeal from such approval or commencement of any suit or action seeking to enjoin the transactions provided for herein or to obtain substantial damages in respect of them.

     6.4 APPROVAL OF MERGER AND DELIVERY OF MERGER AGREEMENT. The Merger Agreement and the transactions contemplated therein shall have been approved by the stockholders of the Company and the sole stockholder of Merger Co. in accordance with the laws of the State of Delaware and the certificates of incorporation and by-laws of the Company and Merger Co., respectively. The proper officers of Merger Co. and, in the case of the Merger Agreement, NTC, shall have executed and delivered to the Company, copies of the Merger Agreement and the certificate of merger, in form suitable for filing with the Secretary of State of the State of Delaware and shall have executed and delivered all such other certificates, statements, or instruments as may be necessary or appropriate to effect such a filing.

     6.5 EFFECTIVENESS OF THE REGISTRATION STATEMENT AND APPROVAL FOR LISTING. The Registration Statement shall have become effective with respect to the shares of common stock of NTC to be issued in the Merger, and no stop order suspending the effectiveness of such Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or threatened. The shares of NTC common stock to be issued in the Merger shall have been approved for listing on the NASDAQ National Market System.

     6.6 NO LITIGATION. No suit or other action shall have been instituted or threatened seeking to enjoin the consummation of the transactions contemplated hereby or to obtain other relief in connection with this Agreement or the transactions contemplated hereby that the Company believes, in good faith and with the advice of counsel, makes it undesirable or inadvisable to consummate the Merger by reason of the probability that the proceeding would result in the issuance of an order enjoining the Merger or in a determination that NTC or Merger Co. has failed to comply with applicable legal requirements of a material nature in connection with the Merger or actions preparatory thereto or would have a material adverse effect on the future conduct of business of NTC, Merger Co. or the Company.

     6.7 OPINION OF COUNSEL. The Principal Stockholders and the Company shall have received the opinion of Schiff Hardin & Waite, counsel for NTC, dated as of the Closing Date, and in form satisfactory to the Principal Stockholders and the Company and its counsel to the effect that:

     (a) NTC and Merger Co. are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of NTC and Merger Co. has the corporate power to own its own properties and to carry on its business as it is now being conducted.

     (b) The shares of common stock of NTC deliverable pursuant to this Agreement and the Merger Agreement will be duly authorized and, upon issuance and delivery in accordance with the terms hereof and thereof, will be validly issued, fully paid, and nonassessable, with no liability attaching to the ownership thereof arising from NTC or Merger Co., and such shares will have been registered under the Securities Act.

     (c) The execution, delivery and performance of this Agreement, the Merger Agreement and the transactions contemplated herein and therein have been duly authorized by the boards of directors of NTC and Merger Co. and by the sole stockholder of Merger Co., these being the only corporate authorizations required under NTC's or Merger Co.'s respective certificates of incorporation and by-laws and the laws of the State of Delaware. This Agreement and the Merger Agreement constitute the legal, valid, and binding obligations of NTC and Merger Co. enforceable against each of them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors generally and to general principles of equity.

     (d) The execution, delivery and performance of this Agreement and the Merger Agreement do not violate any provisions of the certificates of incorporation or by-laws of NTC or Merger Co. or, to the best of such counsel's knowledge after reasonable investigation, of any contract or agreement to which NTC or Merger Co. is a party or by which either is otherwise bound that would prohibit consummation of the transactions contemplated by this Agreement and the Merger Agreement in the manner herein and therein contemplated.

     (e) To the best knowledge of such counsel, there are no claims, actions, suits, or proceedings, pending or threatened against NTC or Merger Co., at law or in equity, or before any federal, state, municipal, or other governmental authority, or any decrees, judgments, or orders of any kind that are in existence enjoining or restraining NTC or Merger Co. or any of their respective directors, officers, or employees from taking action of any kind in connection with the transactions contemplated hereby.

     (f) There are no actions, suits, or proceedings, pending or, to the best knowledge of such counsel after reasonable investigation, threatened against NTC or Merger Co., to enjoin consummation of the Merger or to obtain other relief in connection with this Agreement, the Merger Agreement or the transactions contemplated herein or therein.

     (g) No facts have come to the attention of such counsel that lead it to believe that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     In rendering its opinion, such counsel may rely as to any of the matters listed above upon an opinion of the General Counsel of NTC, which shall be addressed to and delivered to the Company and the Principal Stockholders at the Closing, and may rely as to matters of fact upon such certificates of the officers of NTC or governmental officials as such counsel deems appropriate.

     6.8 TAX OPINION. The Company and the Principal Stockholders shall have received the opinion of Alston & Bird to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code and that no income, gain or loss will be recognized by the stockholders of the Company to the extent that they receive solely common stock, which opinion shall be based on such written representations from the Company and its advisors as Alston & Bird shall reasonably require as to factual matters of the Company.

     6.9 NO ADVERSE CHANGES. There shall not have occurred since the date of this Agreement (a) any material adverse change in the business, income, operations, assets, liabilities, financial condition, or prospects of NTC, or
(2) any condition (other than general economic or competitive conditions), event, circumstances, fact, or other occurrence that may reasonably be expected to have or result in such a material adverse change.

     6.10 COMFORT LETTER. The Company shall have received from Arthur Andersen & Co. "comfort letters" dated the date of mailing of the Proxy Statement and the Effective Date, covering matters customary to transactions such as the Merger and in form and substance reasonably satisfactory to the Company.

     6.11 EMPLOYMENT AGREEMENTS. The Company shall have entered into Employment Agreements with Messrs. Pope, Parsons, Gladstone and any other person mutually agreed to by NTC and the Company, substantially in the form attached hereto as Exhibit C and dated as of the Closing Date. On the Closing Date, each of such persons shall each be active in the management of the Company and capable of performing their duties under their respective Employment Agreements.

     6.12 OTHER DOCUMENTS. The Company and the Principal Stockholders shall have received at the Closing all such other customary documents, certificates, or instruments as it may have reasonably requested evidencing compliance by NTC and Merger Co. with the terms and conditions of this Agreement.


                                  ARTICLE VII
                   SURVIVAL OF REPRESENTATIONS AND INDEMNITY

     7.1 SURVIVAL OF REPRESENTATIONS. All statements, representations, warranties, and agreements made by the parties hereto shall survive the Closing for a period of one year thereafter. Any investigation by any party to be indemnified on account of breach or incorrectness of such statements, representations, warranties and agreements shall not be a defense to a claim of indemnification.

     7.2 INDEMNIFICATION. The Principal Stockholders shall jointly and severally (except as to Section 2.4 which is only given severally) indemnify NTC and the Company against and hold them harmless from (1) any and all losses, liabilities, claims, demands, deficiencies, causes of action, or suits (the "Claims") arising out of or resulting from any breach or incorrectness of any of the statements, representations, warranties, or agreements of the Company or the Principal Stockholders contained in this Agreement or in any documents, certificates, schedules, or exhibits delivered to NTC by it or them or on its or their behalf, or (2) the reasonable expenses or costs incurred by NTC or the Company, including reasonable attorneys fees, in connection with investigating, attempting to correct, or defending against Claimsasserted against NTC or the Company for which NTC or the Company is entitled to indemnity pursuant to the foregoing provisions. NTC shall give prompt notice in writing to each of the Principal Stockholders of the facts and circumstances giving rise to any Claims by NTC for indemnification under this Section, and the Principal Stockholders shall not be liable under this Section 7.2 unless a Claim has been asserted by a written notice which is served on any of the Principal Stockholders prior to the expiration of the applicable representation or warranty as set forth in Section 7.1 hereof. Subject to the limitations of any contract of insurance and such conditions as NTC shall determine to be reasonably necessary for the protection of the interests of NTC and the Company, NTC shall tender to the Principal Stockholders the opportunity to manage and control any defense against any such Claim. The assumption of management and control shall not, itself, constitute any admission by the Principal Stockholders of liability to NTC or the Company or to any other entity. NTC and the Company shall cooperate reasonably with the Principal Stockholders in the conduct of any such defense. NTC and the Company agree to apply to any Claim any insurance proceeds received by them and applicable to such Claim; provided that nothing shall impair the right of NTC to proceed with an indemnification claim as provided in this Article VII for the full amount of the Claim; provided further that the Principal Stockholders will be reimbursed for any portion of the Claim paid by them hereunder for which the Company subsequently receives insurance proceeds. In the event a Claim hereunder results in a tax benefit to the indemnified party, the indemnifying party shall be entitled to a credit against any liability thereunder in the amount by which federal and state income taxes of the indemnified party shall be reduced by reason of any deduction or adjustment allowed the indemnified party for any payment, settlement or satisfaction of such Claim; provided such tax benefit takes into account any additional federal and state income taxes payable by the indemnified party in respect of any indemnification payments hereunder. Notwithstanding anything to the contrary contained in the foregoing, neither NTC nor the Company shall be entitled to ndemnification under this Article VII until the aggregate amount of liability suffered by NTC or the Company with respect to which NTC or the Company is entitled to be indemnified under this Article VII exceeds $500,000, whereupon NTC and the Company shall be entitled to indemnification hereunder for the aggregate of all liabilities suffered in excess of $500,000. The obligation of the Principal Stockholders to indemnify NTC or the Company pursuant to this
Section 7.2 shall not exceed in the aggregate $8,000,000.

     7.3 INDEMNIFICATION. NTC shall indemnify the Principal Stockholders against and hold them harmless from (1) any and all losses, liabilities, claims, demands, deficiencies, causes of action, or suits (the "Claims") arising out of or resulting from any breach or incorrectness of any of the statements, representations, warranties, or agreements of NTC or Merger Co. contained in this Agreement or in any documents, certificates, schedules, or exhibits delivered to the Company and the Principal Stockholders by NTC or on its behalf, or (2) the reasonable expenses or costs incurred by the Principal Stockholders, including reasonable attorneys fees, in connection with investigating, attempting to correct, or defending against Claimsasserted against the Principal Stockholders for which the Principal Stockholders are entitled to indemnity pursuant to the foregoing provisions. The Principal Stockholders shall give prompt notice in writing to NTC of the facts and circumstances giving rise to any Claims by the Principal Stockholders for indemnification under this Section and NTC shall not be liable under this Section 7.3 unless a Claim has been asserted by a written notice which is served on NTC prior to the expiration of the applicable representation or warranty as set forth in Section 7.1 hereof. Subject to the limitations of any contract of insurance and such conditions as the Principal Stockholders shall determine to be reasonably necessary for the protection of their interests, the Principal Stockholders shall tender to NTC the opportunity to manage and control any defense against any such Claim. The assumption of management and control shall not, itself, constitute any admission by NTC of liability to their Principal Stockholders or to any other entity. The Principal Stockholders shall cooperate reasonably with NTC in the conduct of any such defense. The Principal Stockholders agree to apply to any Claim any insurance proceeds received by them and applicable to such Claim; provided that nothing shall impair the right of the Principal Stockholders to proceed with an indemnification claim as provided in this Article VII for the full amount of the Claim; provided further that NTC will be reimbursed for any portion of the Claim paid by it hereunder for which any of the Principal Stockholders subsequently receives insurance proceeds. In the event a Claim hereunder results in a tax benefit to the indemnified party, the indemnifying party shall be entitled to a credit against any liability thereunder in the amount by which federal and state income taxes of the indemnified party shall be reduced by reason of any deduction or adjustment allowed the indemnified party for any payment, settlement or satisfaction of such Claim; provided such tax benefit takes into account any additional federal and state income taxes payable by the indemnified party in respect of any indemnification payments hereunder. Notwithstanding anything to the contrary contained in the foregoing, the Principal Stockholders shall not be entitled to indemnification under this Article VII until the aggregate amount of liability suffered by the Principal Stockholders with respect to which the Principal Stockholders are entitled to be indemnified under this Article VII exceeds $500,000, whereupon the Principal Stockholders shall be entitled to indemnification hereunder for the aggregate of all liabilities suffered in excess of $500,000. The obligation of NTC to indemnify the Principal Stockholders pursuant to this Section 7.3 shall not exceed in the aggregate $8,000,000.

                                  ARTICLE VIII
                                    GENERAL

     8.1 FURTHER ASSURANCES. The parties hereto agree that at any time and from time to time after the Closing each party will cause to be executed and delivered to the other party such further instruments or documents as any other party may reasonably require to give effect to the transactions contemplated hereunder.

     8.2 EXPENSES. The parties hereto shall each bear their respective costs and expenses incurred in the consummation of this transaction.

     8.3 TERMINATION. This Agreement may be terminated (a) at any time by written agreement among NTC, the Principal Stockholders and the Company, (b) automatically if the Closing has not occurred by June 30, 1994 (or such later date agreed to by the boards of directors of NTC and the Company), as a result of the failure to satisfy any conditions to NTC's obligation to close, which failure is the result of a Company Material Adverse Change, (c) automatically upon the parties entering into a Software Licensing Agreement as contemplated by
Section 4.11 hereof, (d) subject to Section 4.12 hereof, by the Company if the Closing Date Value of the common stock of NTC shall be less than $33 per share, and (e) subject to Section 4.12 hereof, by NTC if the Closing Date Value of the common stock of NTC shall be greater than $48 per share. Termination of this Agreement shall not serve to relieve a party of responsibility or obligation, if any, for any breaches of this Agreement occurring prior to such termination.
Any termination of this Agreement under this Section 8.3 shall not affect any rights accrued prior to such termination.

     8.4 CONFIDENTIAL INFORMATION. The parties hereto each covenant that, in the event the transactions contemplated by this Agreement are not consummated, each such party will keep in strict confidence and return all documents containing any information concerning the properties, business, and assets of each other party that may have been obtained in the course of negotiations or examination of the affairs of each other party either prior or subsequent to the execution of this Agreement (other than such information as shall be in the public domain or other-wise ascertainable from public or outside sources), except to the extent that disclosure is required by judicial process or governmental or regulatory authorities.

     8.5 NON-ASSIGNMENT. This Agreement shall not be assignable by any party without the written consent of the other parties. Notwithstanding the foregoing, NTC or Merger Co. may assign its rights hereunder to a wholly-owned subsidiary or affiliate of NTC, but no such assignment shall relieve NTC of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     8.6 NOTICES. All notices, requests, demands, and other communications provided for in this Agreement shall be in writing and shall be deemed to have been given (a) when delivered in person, (b) on the business day in which it is sent and received by facsimile, (c) the third business day after being deposited in the United States mail, registered or certified mail (return receipt requested), or (d) the first business day after being deposited with Federal Express or any other recognized national overnight courier service, in each case addressed as follows:

          (i)  If to the Company or the Principal Stockholders addressed to:

               Hazlehurst & Associates, Inc.
               400 Perimeter Center Terrace
               Suite 850
               Atlanta, Georgia 30346
               Attention: James G. Pope, President
               Telecopy:  (404) 512-6230


               with a copy to:

               Alston & Bird
               One Atlantic Center
               1201 West Peachtree Street
               Atlanta, Georgia 30309-3429
               Attention: Alex Patterson
               Telecopy:  (404) 881-7777


         (ii)  If to NTC or Merger Co., addressed to:

               NORTHERN TRUST CORPORATION
               50 South LaSalle Street
               Chicago, Illinois 60675
               Attention:  Peter L. Rossiter
                           Executive Vice President, General Counsel and
                             Secretary
               Telecopy:  (312) 630-1596
               with a copy to:

               Gary L. Mowder
               SCHIFF HARDIN & WAITE
               7200 Sears Tower
               Chicago, Illinois 60606
               Telecopy:  (312) 258-5600

     8.7 SPECIFIC PERFORMANCE. The parties agree that there is no adequate remedy at law for breach of the obligations contained in this Agreement and agree that such obligations shall be enforceable by specific performance and injunctive relief, without the need to post bond, in the event of such breach.

     8.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

     8.9 ENTIRE AGREEMENT. This Agreement, the schedules and agreements delivered pursuant hereto set forth the entire understanding of the parties and supersede all prior agreements, arrangements, and communications, whether oral or written, and this Agreement shall not be modified or amended other than by written agreement of the parties hereto. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit, or amplify the provisions hereof.

     8.10 SEVERABILITY. In the event that a court of competent jurisdiction shall finally determine that any provision of this Agreement or any portion thereof is unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Agreement, and every other provision and portion thereof that is not invalidated by such determination shall remain in full force and effect. To the extent that a provision is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, such provision shall be enforceable to the fullest extent permitted under the laws and public policies of the state whose laws are deemed to govern enforceability.

     8.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

     IN WITNESS WHEREOF, Northern Trust Corporation, Hazlehurst Merger Corporation, Hazlehurst & Associates, Inc. and the Principal Stockholders have executed this Agreement and Plan of Reorganization as of the day and year first written above.


NORTHERN TRUST CORPORATION               HAZLEHURST & ASSOCIATES, INC.
 a Delaware Corporation                   a Delaware Corporation



By: /s/ William A. Osborne               By: /s/ James G. Pope
    -------------------------                ----------------------------
Title:  President                        Title:  President
       ----------------------                   -------------------------

HAZLEHURST MERGER CORPORATION
 a  Delaware Corporation



By: /s/ Jeffrey H. Wessel
    -------------------------
Title:  President
       ----------------------



PRINCIPAL STOCKHOLDERS OF                NUMBER OF SHARES OWNED
HAZLEHURST & ASSOCIATES, INC.



  /s/ David M. Gladstone                          26,490
  ----------------------------                 ------------
      David M. Gladstone



  /s/ R. David Parsons                            26,490
  ----------------------------                 ------------
      R. David Parsons



  /s/ James G. Pope                               26,490
  ----------------------------                 ------------
      James G. Pope

              ADDITIONAL SIGNATURE PAGE FOR AGREEMENT AND PLAN OF
                  REORGANIZATION DATED AS OF DECEMBER 12, 1993


The undersigned stockholders of the Company are executing this Agreement and Plan of Reorganization for the sole purpose of stating their agreement to be liable under and bound by Section 7.2 hereof as though they were also Principal Stockholders, and further each of the undersigned represents that he is the owner of the number of shares of the Company set forth beneath his signature.



                                        /s/ T. Ray McKinney
                                       -------------------------
                                       T. RAY MCKINNEY
                                       No. Shares Owned:  5401
                                                          ----
                                       Address:  8420 Lazy Oaks Court
                                                 Dunwoody, Georgia 30350



                                        /s/ Cynthia Jeness
                                       -------------------------
                                       CYNTHIA JENESS
                                       No. Shares Owned:  5300
                                                          ----
                                       Address:  329 Robin Hood Road
                                                 Atlanta, Georgia 30309



                                        /s/ Barry J. Young
                                       -------------------------
                                       BARRY J. YOUNG
                                       No. Shares Owned:  2000
                                                          ----
                                       Address:  5546 Asheforde Way
                                                 Marietta, Georgia 30068



                                        /s/ Joe W. Sullivan, Jr.
                                       -------------------------
                                       JOE W. SULLIVAN, JR.
                                       No. Shares Owned:  1167
                                                          ----
                                       Address:  457 Michael Drive
                                                 Alpharetta, Georgia 30201

                                                                      EXHIBIT A


                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                           NORTHERN TRUST CORPORATION
                         HAZLEHURST MERGER CORPORATION
                                      AND
                         HAZLEHURST & ASSOCIATES, INC.


     AGREEMENT AND PLAN OF MERGER (hereinafter called this "Merger Agreement"), dated as of ___________, 1994, by and among Northern Trust Corporation, a Delaware corporation ("NTC"), Hazlehurst Merger Corporation, a Delaware corporation, the shares of which are all owned directly or indirectly by NTC ("Merger Co."), and Hazlehurst & Associates, Inc., a Delaware corporation (the "Company") (Merger Co. and the Company sometimes being hereinafter collectively referred to as the "Constituent Corporations").

                                    RECITALS

     WHEREAS, the respective Boards of Directors of NTC, Merger Co., and the Company deem the merger of the Merger Co. with and into the Company as provided herein (the "Merger") and in an Agreement and Plan of Reorganization dated as of December 12, 1993, among the parties hereto and certain stockholders of the Company (the "Reorganization Agreement") advisable and in the best interests of their respective corporations and stockholders; and the respective Boards of Directors of NTC, Merger Co. and the Company, by resolutions duly adopted, have approved this Merger Agreement and the Merger, and the Company has directed that it be submitted to its stockholders for adoption; and

     WHEREAS, the parties hereto desire and intend that the Merger qualify as a reorganization in accordance with Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

                                   AGREEMENTS

     NOW, THEREFORE, in order to prescribe (a) the terms and conditions of the Merger, (b) the mode of carrying the same into effect, (c) the manner and basis of converting and exchanging the shares of common stock, par value $0.0125 per share, of the Company (the "Company Common Stock") into and for shares of common stock, par value $1.662/3 per share, of NTC ("NTC Common Stock"), and (d) such other details and provisions as are deemed necessary or desirable; and in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   ARTICLE I

                           THE MERGER; EFFECTIVE TIME

     1.1 The Merger. Subject to the terms and conditions of the Reorganization Agreement, at the Effective Time (as defined in Section 1.2) Merger Co. shall be merged with and into the Company and the separate corporate existence of Merger Co. shall thereupon cease. The

Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the General Corporation Law of the State of Delaware (the "DGCL").

     1.2 Effective Time. The effective time of the Merger (the "Effective Time") shall be the time and date on which a certificate of merger meeting the requirements of Section 252 of the DGCL is filed with the Secretary of State of the State of Delaware which filing shall take place as soon as practicable following fulfillment or waiver of the conditions specified in the Reorganization Agreement.

     1.3 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Merger Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Merger Agreement.

                                   ARTICLE II

                    CERTIFICATE OF INCORPORATION AND BY-LAWS
                          OF THE SURVIVING CORPORATION

     2.1 Certificate of Incorporation. The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL.

     2.2 By-Laws. The By-laws of Merger Co., as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

                                  ARTICLE III

                             OFFICERS AND DIRECTORS
                          OF THE SURVIVING CORPORATION

     3.1 Directors. The directors of Merger Co. immediately prior to the Effective Time, and Mr. James G. Pope, shall be, from and after the Effective Time, the directors of the Surviving Corporation until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

     3.2 Officers. The officers of the Company immediately prior to the Effective Time, and Dennis Sain, shall be, from and after the Effective Time, the officers of the Surviving Corporation until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

                                   ARTICLE IV

                         CONVERSION OR CANCELLATION OF
                              SHARES IN THE MERGER

     4.1 Conversion or Cancellation of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any share of common stock, par value $1.00 per share, of Merger Co. (the "Merger Co. Common Stock") or any share of Company Common Stock, the following shall occur:

     (a) Each issued and outstanding share of Merger Co. Common Stock shall at the Effective Time be converted into one share of stock, par value $.0125 per share, of the Surviving Corporation.

     (b) All validly issued and outstanding shares of Company Common Stock at the Effective Time shall be converted, by virtue of the Merger, into the right to receive such number of shares of NTC Common Stock as shall have a market value equal to $22,500,000 determined on the basis of the unweighted average of the last-sale prices for the NTC Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System for the twenty (20) trading days ending on the fifth trading day preceding the Effective Time (the "Closing Date Value"), but not more than 681,818 nor fewer than 468,750 shares (unless the Company shall so elect pursuant to Section 4.12 of the Reorganization Agreement) of NTC Common Stock (before giving effect to the payment of cash in lieu of fractional shares or to any reduction in the number of shares issuable in the Merger as a result of appraisal rights). Each share of Company Common Stock shall be converted into the right to receive that number of shares of NTC Common Stock equal to the quotient obtained by dividing the total number of shares of NTC Common Stock issuable in the Merger, determined in accordance with the preceding sentence, by the total number of shares of Company Common Stock outstanding as of the Effective Time. Any holder of shares of Company Common Stock who is entitled under this paragraph to receive a fraction of a share of NTC Common Stock shall receive in lieu thereof cash in an amount equal to the product obtained by multiplying such fraction times the Closing Date Value. Notwithstanding the foregoing and subject to Section 4.12 of the Reorganization Agreement, the Merger may be abandoned by the Company if the Closing Date Value of the NTC Common Stock is less than $33 per share, and the Merger may be abandoned by NTC if the Closing Date Value of the NTC Common Stock is greater than $48 per share.

     (c) Each share of Company Common Stock held by the Company as treasury stock shall be canceled and shall cease to exist, and no consideration shall be paid or delivered in exchange thereof under this Merger Agreement; and

     (d) Each issued and outstanding share of Company Common Stock, the holders of which have validly demanded appraisal rights pursuant to Section 262 of the DGCL ("Section 262"), and shall not have effectively withdrawn or lost such right to receive an appraisal of his or her shares of Company Common Stock, shall not be converted into or represent a right to receive the consideration hereunder, but the holder thereof shall be entitled only to such rights as are granted by Section 262. Each stockholder who becomes entitled, pursuant to the provisions of Section 262, to payment for his or her shares of Company Common Stock, shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions), and such Company Common Stock shall be canceled.

     (e) If any holder of shares of Company Common Stock who demands appraisal under Section 262 shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights at or prior to the vote on this Merger Agreement taken at the special meeting of the Company's stockholders to be called for such purpose each such share of Company Common Stock shall be converted into the consideration hereinabove provided.

                                   ARTICLE V

                      SURRENDER OF AND PAYMENT FOR SHARES
                            OF COMPANY COMMON STOCK

     5.1 At or prior to the end of the first business day after the day of the Effective Time, the Company shall deliver to NTC a list setting forth all holders of record of the Company Common Stock (the "Final Stockholder List").
As soon as practicable after receipt of the Final Stockholder List, an exchange agent to be appointed by NTC (the "Exchange Agent") shall send or cause to be sent to each holder of record of each certificate (each "Company Certificate") evidencing shares of Company Common Stock, other than shares of Company Common Stock which are to be canceled pursuant to Section 4.1(c) or this Merger Agreement or of which the holder has asserted dissenters' rights pursuant to
Section 262, (i) a form letter of transmittal which shall specify that delivery shall be effected, and risk of loss of, and title to, each Company Certificate shall pass, only upon delivery of such Company Certificate (or of a lost certificate affidavit in a form reasonably acceptable to NTC) to the Exchange Agent, and (ii) instructions for use in effecting the surrender of such Company Certificates in exchange for certificates evidencing the number of shares of NTC Common Stock and cash in lieu of fractional shares, if any, to which the holder of a Company Certificate is entitled under Section 4.1(b) of this Merger Agreement. Upon surrender of each Company Certificate to the Exchange Agent for cancellation (or receipt by the Exchange Agent of a lost certificate bond in a form reasonably acceptable to NTC), together with a duly executed copy of the letter of transmittal, the holder of each Company Certificate shall be entitled to receive in exchange therefor cash in lieu of fractional shares, if any, and a certificate or certificates evidencing the number of shares of NTC Common Stock to which the holder of such Company Certificate is entitled under Section 4.1(b) of this Merger Agreement, and each Company Certificate so surrendered shall forthwith be canceled. All payments of cash shall be made by check drawn to the order of the holder of record or other person specified in the letter of transmittal in accordance with the requirements thereof.

     5.2 Until a Company Certificate is surrendered and exchanged, each such outstanding Company Certificate shall for all purposes evidence the right to receive the number of shares of NTC Common Stock and cash in lieu of fractional shares, if any, to which the holder of such Company Certificate is entitled under Section 4.1(b) of this Merger Agreement. Whenever a dividend is declared by NTC on NTC Common Stock after the Effective Time, the declaration shall include dividends on all shares of NTC Common Stock issuable under this Merger Agreement but no former stockholder of the Company will be entitled to receive his or her distribution of such dividends until physical exchange of his or her Company Certificates pursuant to Article V of this Merger Agreement shall have been effected. Upon physical exchange of his or her Company Certificate, any such person shall be entitled to receive from NTC an amount equal to all such dividends (without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon) declared, and for which the payment has occurred, on the shares of NTC Common Stock issued in exchange for the shares of Company Common Stock evidenced by such Company Certificate, subject to any applicable abandoned property or similar laws.

     5.3 As of the Effective Time, there shall be no further registration or transfers on the stock transfer books of the Company of those shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates representing such shares are presented to NTC or the Surviving Corporation, such Company Certificates shall be canceled and exchanged for certificates representing shares of NTC Common Stock and any cash in lieu of fractional shares as provided in this Merger Agreement.

     5.4 If any certificates representing shares of NTC Common Stock are to be issued in the name of, or any cash in lieu of fractional shares is to be paid to, a person (the "Transferee") other than the holder of record of the Company Certificate surrendered in exchange therefor, it shall be a condition of the issuance or payment thereof that the Company Certificate so surrendered shall be properly endorsed, accompanied by any documents required to evidence and effect the transfer of the Company Common Stock to the Transferee and otherwise be in proper form for such transfer, and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of such transfer or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                                   ARTICLE VI

                                  TERMINATION

     6.1 Automatic Termination. This Agreement shall be automatically terminated if the Reorganization Agreement is validly terminated pursuant to the provisions thereof. This Agreement may not be terminated except in accordance with the foregoing sentence.

     6.2 Effect of Termination. If terminated as provided in Section 6.1, this Agreement shall forthwith become wholly void and of no further force and effect.

                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1 Modification or Amendment. Subject to the applicable provisions of the DGCL and the provisions of the Reorganization Agreement, the parties hereto may modify or amend this Merger Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     7.2 Counterparts. For the convenience of the parties hereto, this Merger Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     7.3 Governing Law. This Merger Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

     IN WITNESS WHEREOF, this Merger Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.


                                        NORTHERN TRUST CORPORATION

ATTEST:

                                        By: ____________________________
________________________________



                                        HAZLEHURST MERGER CORPORATION

ATTEST:

                                        By: ____________________________
________________________________



                                        HAZLEHURST & ASSOCIATES, INC.

ATTEST:

                                        By: _____________________________
________________________________

                                                                       EXHIBIT B


                           [FORM OF AFFILIATE LETTER]


                             _______________, 1994



Northern Trust Corporation
50 South LaSalle Street
Chicago, IL  60675

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Reorganization dated as of December ___, 1993, by and among Northern Trust Corporation, a Delaware corporation ("NTC"), Hazlehurst Merger Corporation, a Delaware corporation ("Merger Co."), and Hazlehurst & Associates, Inc., a Delaware corporation (the "Company"), which provides that Merger Co. will be merged with and into the Company (the "Merger") and the outstanding shares of common stock of the Company ("Company Common Stock") will be converted into shares of common stock of NTC ("NTC Common Stock").

     The undersigned has been advised that the issuance of shares of NTC Common Stock to the undersigned in connection with the Merger will be registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), on a Registration Statement on Form S-4 and that such registration will not cover any resale or other disposition of NTC Common Stock. The undersigned also has been advised that the undersigned may be deemed to be an affiliate of the Company within the meaning of Rule 145 of the rules and regulations of the SEC under the Securities Act and that the shares of NTC Common Stock acquired by the undersigned in connection with the Merger may only be disposed of in conformity with the provisions hereof.

     The undersigned represents and warrants to and agrees with NTC as follows:

        (a) The undersigned shall not sell, exchange, transfer or otherwise dispose of any shares of NTC Common Stock received in the Merger except (i) at such time as a registration statement under the Securities Act covering sales of such NTC Common Stock is effective, (ii) within the limits, and in accordance with the applicable provisions of, Rule 145 under the Securities Act, or (iii) in a transaction which, in the opinion of counsel satisfactory to NTC or as described in a "no-action" or interpretive letter from the staff of the SEC, is not required to be registered under the Securities Act. The undersigned acknowledges and agrees that NTC is under no obligation to register the sale, transfer or other disposition of NTC Common Stock by the undersigned or on his or her behalf, or to take any other action necessary to make an exemption from registration available.

Northern Trust Corporation
________________, 1994
Page 2

        (b) Notwithstanding the foregoing, the undersigned shall not sell, or in any other way reduce his or her risk relative to, any shares of Company Common Stock or of NTC Common Stock during the period commencing thirty days prior to the effective date of the Merger and ending on the date on which financial results covering at least thirty days of post-Merger combined operations of NTC and the Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies.

        (c) NTC shall not be bound by any attempted sale of any shares of NTC Common Stock by the undersigned, and NTC's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement. There will be placed on the certificate representing the shares of NTC Common Stock issued to the undersigned in the Merger, or any substitutions therefor, a restrictive legend stating in substance:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145(d), PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SAID RULE AND SECURITIES EXCHANGE COMMISSION ACCOUNTING RELEASES 130 AND 135."

        (d) The provisions of paragraphs (a), (b) and (c) hereof shall also apply to any securities which may be paid as a dividend or otherwise distributed on or with respect to, or issued or delivered in exchange or substitution for, shares of NTC Common Stock received in the Merger by the undersigned.

        (e) The undersigned has the capacity to enter into this Letter Agreement and to make the representations, warranties and agreements herein, and to perform the obligations of the undersigned hereunder. This Letter Agreement constitutes a valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms. This Letter Agreement shall be binding upon, and enforceable against, administrators, executors, personal representatives, heirs, legatees and devisees of the undersigned, and any pledgee holding as collateral any shares of NTC Common Stock issued to the undersigned in the Merger.

     NTC agrees that the stop transfer instructions and legend referred to in paragraph (c) hereof will be promptly removed upon (i) the sale, exchange, transfer or other disposition of the NTC Common Stock received in the Merger in full compliance with the provisions of this Letter Agreement or (ii) two years after the date hereof, provided that, in the latter case, the undersigned is not an affiliate of NTC. NTC further agrees that, promptly after publication of the financial

Northern Trust Corporation
________________, 1994
Page 3

results referred to in paragraph (b) above, the portion of such legend referencing Accounting Series Releases 130 and 135 shall be removed.

     This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                          Very truly yours,



                                          ______________________________
                                          [Name]

Agreed to and accepted this
___ day of ___________, 1994.


NORTHERN TRUST CORPORATION



By:  ___________________________
Title:  ________________________